Exhibit 10.5(b)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO

LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (“First Amendment”) is entered into as of March 21, 2011 (“First Amendment Effective Date”) by and between BAYER CONSUMER CARE AG, a company organized under the laws of the Switzerland (“BCC”), and KYTHERA BIOPHARMACEUTICALS, INC., a Delaware corporation (“Kythera”).

RECITAL

WHEREAS, Kythera and BCC are Parties to a License Agreement, dated as of August 26, 2010 (“License Agreement”), pursuant to which Kythera agreed to grant to BCC certain rights to develop, manufacture and commercialize certain products containing deoxycholic acid on the terms set out therein.  Capitalized terms used but not defined herein shall have the meanings set forth in the License Agreement (and, by reference therein, the Collaboration Agreement between Kythera and Intendis GmbH, dated as of the Effective Date of the License Agreement [“Collaboration Agreement”]);

WHERE S, Kythera and BCC had agreed in the License Agreement to enter into certain additional agreements with each other, and with Third Parties within certain time periods after the Effective Date of the License Agreement;

WHEREAS, the Parties wish to extend these time periods;

Now, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained in this First Amendment, the Parties agree as follows:

1.               The first sentence of section 4.2(a) of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“On or prior to [*], the Parties (either directly or through one of more Affiliates) shall discuss in good faith and enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharrnacovigilance procedures for the Parties with respect to Products, such as safety Data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”).”

2.               The first sentence of section 6.1(f) of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“Kythera and BCC shall on or prior to [*], execute a technical agreement (the “Technical Agreement”)  and a quality agreement (the “Quality Agreement”) regarding clinical supply of the Compound and Initial Product by Kythera.”

3.               The fourth sentence of section 6.1(g) of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“Kythera and BCC shall use Commercially Reasonable Efforts to enter into such supply agreements not later than [*] and Kythera shall not enter into or amend any such supply agreements with a Compound Manufacturer for which it is a _party for Compound for the BCC Territory without the prior written consent of BCC, such consent not to be unreasonably withheld or delayed.”

4.               The first sentence of section 6.1(h)(i) of the License Agreement is hereby amended and restated to read, in its entirety, as follows:

“The Parties will use their [*] to negotiate and enter into a manufacturing and supply agreement, including a quality agreement (the “Supply Agreement”), whereby Kythera will procure from Compound Manufacturers and supply to BCC all of BCC’s requirements for the Compound for use in the manufacture of the Initial Product and other Products by BCC or by BCC’s designated Product manufacturer for Commercialization in the Field in the BCC Territory not later than [*].”

5.               This First Amendment, together with the License Agreement, constitutes the entire agreement between the Parties.  All other terms and provisions of the License Agreement and the Collaboration Agreement (as amended), except as expressly amended by this First Amendment, remain in full force and effect.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF the Parties have executed this First Amendment as of the First Amendment Effective Date by their duly authorized representatives.

BAYER CONSUMER CARE AG		KYTHERA BIOPHARMACEUTICALS,
INC.

By:	/s/ Shakaib Qureshi	By:	/s/ Keith R. Leonard

Name: Shakaib Qureshi		Name:	Keith R. Leonard

		Title:	President and CEO

By:	/s/ Lillian Vakalopoulou

Name: Lillian Vakalopoulou

[signature page to First Amendment to License Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.